Exhibit 10.1

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (the “Amendment”) is made and entered into as of the 31st day of May, 2015, by and between MOUNTAIN TRACE NURSING ADK, LLC, an Ohio limited liability company (“Lessor”) and BLUE RIDGE ON THE MOUNTAIN, LLC, a North Carolina limited liability company (“Lessee”).

W I T N E S S E T H:

WHEREAS, Lessor and Lessee are parties to that certain lease dated February 27, 2015, as amended by that certain First Amendment to Lease Agreement dated as of March 20, 2015 (as amended, the “Lease”), whereby Lessee leased certain improved property located at 417 Mountain Trace Road, Sylva, North Carolina 28779; and

WHEREAS, Lessor and Lessee desire to further amend the Lease as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants and benefits flowing between the parties, Lessor and Lessee, intending to be legally bound, do hereby covenant and agree as follows:

1.Capitalized Terms. Unless otherwise defined herein, all capitalized words and phrases used herein shall have the same meanings ascribed to them in the Lease.

2.Base Rent. Section 2.1 of the Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

2.1    Base Rent.
(a)    Lease Year One. During first Lease Year, Base Rent shall be Fifty-four Thousand and 00/100 Dollars ($54,000.00) per month.
(b)    Lease Year Two.    During the second Lease Year, Base Rent shall be Fifty-nine Thousand and 00/100 Dollars ($59,000.00) per month.
(c)    Lease Years 3-15. Commencing on the first day of the third (3rd) Lease Year and continuing on the first day of each Lease Year thereafter through the end of the Initial Term, the Base Rent due each Lease Year shall equal one hundred three percent (103%) of the Base Rent payable for the immediately preceding Lease Year.

3.Acceptance “As-Is” No Liens. Section 8.1 of the Lease is hereby amended by deleting the last paragraph thereof in its entirety and by substituting the following in lieu thereof:

Notwithstanding any provision hereof, Lessor shall, at its sole cost and expense, repair the HVAC system (including the boiler) at the Facility to ensure that the HVAC system and boiler will be able to maintain sufficient temperatures at the Facility to meet nursing home guidelines and regulations. Such repair work will be completed during the summer of 2015 but not later than the first day on which the temperature at the Facility drops below freezing.

4.Agreement in Effect. Except as herein specifically provided, all other terms and provisions of the Lease shall remain in full force and effect, and are hereby ratified and reaffirmed by the parties.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

LESSOR:

MOUNTAIN TRACE NURSING ADK, LLC
an Ohio limited liability company

By:	/s/ William McBride
Name:	William McBride
Title:	Manager

LESSEE:

BLUE RIDGE ON THE MOUNTAIN LLC
a North Carolina limited liability company

By:	/s/ Levi Rudd
Name:	Levi Rudd
Title:	CEO

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